EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) dated June 27, 2014 (the “Effective Date”), by and between FCCC, Inc., a Connecticut corporation (the “Company”), and the persons listed on the signature page(s) of this Agreement (the “Purchasers”).

INTRODUCTION

WHEREAS, the Company wishes to sell and issue to the Purchasers and each of the Purchasers wishes to purchase form the Company, 1,900,000 shares of the Company’s common stock, no par value, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SALE OF COMMON STOCK

1.1 AUTHORIZATION. The Company has authorized the sale and issuance to the Purchasers in the amounts set forth opposite their respective names on Exhibit A hereto of an aggregate of 1,900,000 shares of Common Stock (the “Securities”).

1.2 SALE AND ISSUANCE OF THE SECURITIES. Subject to the terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchasers and the Purchasers will buy from the Company the Securities at a per share purchase price of $0.20.

1.3 ESCROW. On or before the Effective Date, the Purchasers shall deposit the aggregate sum of $380,000 (the “Purchase Price”) by wire transfer of immediately available funds into an account designated by First American Title Insurance Company (“Escrow Agent”) to be held and distributed in accordance with the terms of this Agreement and the form of Escrow Agreement attached to this Agreement as Exhibit B (the “Escrow Agreement”).

SECTION 2. CLOSING DATE; DELIVERY.

2.1 CLOSING DATE. The Closing, of the purchase and sale of the Securities shall take place at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street in the city of Minneapolis, Hennepin County, Minnesota, at 9:00 a.m. local time, on the first business day upon which all of the conditions of Section 5 and Section 6 have been satisfied (or otherwise waived in accordance with this Agreement) or at such other location, date, and time as may be agreed upon between the Purchasers and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”) but in any event not later than July 15, 2014 so long as all of the conditions of Section 5 and Section 6 have been satisfied (or otherwise waived in accordance with this Agreement).

2.2 DELIVERY AND PAYMENT. At the Closing, the Company will deliver, or cause its transfer agent and registrar to deliver, to the Purchasers a certificate or certificates with appropriate restrictive legends, registered in each Purchaser’s name, representing the number of Securities to be purchased by each Purchaser at the Closing, against payment by the Escrow Agent of the Purchase Price , by (i) a certified or official bank check payable to the Company, (ii) by wire transfer per the Company’s instructions, or (iii) by any combination of (i) and (ii) above. The Company shall not be obligated to issue and sell any Securities unless and until it receives the entirety of the Purchase Price.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchasers as follows:

3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Connecticut. The Company has requisite corporate power and authority to own its assets and to carry on its business as now conducted and proposed to be conducted and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is necessary. Copies of the Certificate of Incorporation and Bylaws of the Company have been provided to Purchasers. Said copies remain true, correct and complete and reflect all amendments as of the Closing.

3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4 CAPITALIZATION. The authorized capital stock in the Company consists of 22,000,000 shares of Common Stock, no par value (“Common Stock”), of which 1,561,022 shares are and will be issued and outstanding immediately prior to the Closing. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock. No person, other than the Purchasers pursuant to this Agreement, has any right to purchase any portion of the Securities covered by this Agreement. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

3.5 AUTHORIZATION. All corporate action on the part of the Company and its board of directors and all action on the part of the officers of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. No action of the Company’s stockholders is necessary for any of the foregoing actions. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

3.6 PRIVATE OFFERING; VALID ISSUANCE.

(a) The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than restrictions under pertinent federal and state securities laws, rules and regulations.

(b) The Company has taken all necessary action on its part to ensure that, subject to the accuracy of the Purchasers’ representations in Section 4 hereof, the offer, sale and issuance of the Securities will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities will be issued in compliance with all applicable federal and state securities laws.

(c) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) (a “Disqualification Event”) promulgated under the Securities Act, is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.7 NO REGISTRATION, VOTING OR LIQUIDATION RIGHTS. The Company is not under any contractual obligation to register under the Securities Act any of its outstanding securities or any of its securities which may hereafter be issued. To the Company’s knowledge, no stockholder of the Company is party to any agreement with any party other than one or more Purchasers relating to the voting of capital shares of the Company. The Company is not under any contractual obligation to wind-up, liquidate or dissolve whether or not conditioned upon the occurrence of certain events, lapse of certain periods, or upon notice or election by one or more persons (other than by its stockholders in accordance with the requirements of applicable law) and any such past obligations.

3.8 GOVERNMENTAL CONSENT, ETC. No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company (except the filing of a Schedule 14f-1 with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder) is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or other transactions contemplated hereby, except filings pursuant to Regulation D of the Securities Act and applicable state securities laws, which filings, if required, will be accomplished by the Company, at its expense, in a timely manner.

3.9 AGREEMENTS; ACTIONS.

(a) All material definitive agreements, whether oral or written, to which the Company is a party have been filed as an exhibit to the Company’s filings with the SEC (such material definitive agreements, collectively, the “Company Contracts”).

(b) The Company has in all material respects performed all obligations required to be performed by it under the Company Contracts and is not in receipt of any claim of default under any Company Contract. The Company has no present expectation or intention of not fully performing any material obligation pursuant to any Company Contract; and the Company has no knowledge of any breach or anticipated breach by any other party to any Company Contract.

(c) Except for (x) $6,500 in fees for professional services payable to accountants with regard to the Company’s audit in connection with the Form 10-K and preparation and filing of tax returns, both for the fiscal year ending March 31, 2014 and (y) fees for professional services due to the Company’s counsel in respect of the transactions contemplated hereunder, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $5,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell products to any other person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, (iv) indemnification by the Company, or (v) any restrictions on competition or solicitation of employees.

(d) The Company has not (i) since the distribution declared on July 10, 2009 and paid on August 7, 2009, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other material liabilities, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights. For the purposes of (a) and (b) of this Subsection 3.9(d), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person (including persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(e) The Company is not a guarantor or indemnitor of any indebtedness of any other person.

3.10 CERTAIN TRANSACTIONS. Except as disclosed in the Company’s filings with the SEC, and other than pursuant to this Agreement, no officer, director or employee of the Company, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively, the “Company Insiders”), has any agreement with the Company (other than customary at-will employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). The Company is not indebted to any Company Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Company Insider is indebted to the Company except for cash advances for ordinary business expenses). None of the Company Insiders has any direct or indirect interest in any person from whom or to whom the Company leases any property, or in any other person with whom the Company transacts business of any nature. For purposes of this Section 3.10, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee. Notwithstanding the foregoing, the Purchasers acknowledge that the Company leases its office at 200 Connecticut Avenue, Norwalk, Connecticut, from Lev & Berlin, P.C., which the Company’s Secretary, Duane L. Berlin, controls.

3.11 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

3.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated hereby, including the issuance of the Securities, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the assets of the Company; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would adversely affect the business of the Company or any of its assets.

3.13 SEC REPORTS. The Company’s Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

(a) Since July 11, 2003, the Company has timely filed all forms, reports and documents required to be filed with the SEC by applicable law including, without limitation, the periodic reporting requirements of Section13 of the Exchange Act. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Company may file subsequent to the date hereof) are collectively referred to herein as the “Company SEC Filings.” As of their respective dates, the Company SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Filings in all material respects, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Closing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Filings, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

3.14 TRADING MATTERS. At the date hereof and immediately prior to the Closing (i) the Company’s Common Stock is and will be traded on the over-the-counter market and quoted on each of the OTC Bulletin Board, as presently administered by FINRA (the “OTCBB”), and the OTCQB marketplace, as presently administered by OTC Markets Group, Inc. (the “OTCQB”), (ii) the Company has and will have not less than three registered market makers with respect to the OTCQB who post publicly active bid and ask prices, (iii) the Company has and shall have performed or satisfied all of its undertakings to, and all of its obligations and requirements with, the SEC in all material respects, (iv) the Company has not taken, and shall not have taken, any action that would preclude, or otherwise impair , the inclusion of the Company’s Common Stock for quotation on the OTCBB and OTCQB, (v) no market maker has communicated to the Company any indication that it will cease activity with respect to the Company’s Common Stock, and (vi) the Company does not have any reasonable basis to believe that the Company’s Common Stock is or will be the subject of trading symbol denotation, termination of quotation or hearings or any similar process related thereto.

3.15 NOT AN INVESTMENT COMPANY. The Company is not, and as a result of the sale of the Securities to the Purchasers will not be, required to register under the U.S. Investment Company Act of 1940, as amended.

3.16 DWAC ELIGIBLE. The Company’s Common Stock is eligible at the Depository Trust Company (“DTC”) for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s Deposit Withdrawal at Custodian (“DWAC”) system. The Company has been approved (without revocation) by DTC’s underwriting department. The Company’s transfer agent and registrar is approved as an agent in DTC’s Fast Automated Securities Transfer Program. The Securities are otherwise eligible for delivery via DWAC and the Company’ s transfer agent and registrar does not have a policy prohibiting or limiting delivery of the Securities via DWAC.

3.17 LITIGATION. There is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company, to which the Company or any director, officer or employee of the Company is or may be named as a party or to which the Company’s, or any such person’s property is or may be subject. To the best of the Company’s knowledge, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for all such matters, taken as a whole, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company. The Company has no knowledge of any such action that may question the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

3.18 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. Neither the Company nor any of its officers, directors, employees, agents or other representatives, or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

3.19 FINANCIAL STATEMENTS. The Balance Sheets of the Company as of March 31, 2013 audited by Braver, LLP and as of March 31, 2014 audited by Marcum, LLP , and the related statements of operations, stockholders’ equity and cash flows for each of the fiscal years then ended, including related notes and schedules (the “Financial Statements”) are true and complete in all material respects and fairly present in all material respects the financial condition and results of operations of the Company as at said dates and for the periods then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles, (GAAP), consistently applied. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

3.20 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, have been made available to Purchasers, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

3.21 ABSENCE OF UNDISCLOSED LIABILITIES. The Financial Statements make full and adequate provision for all material obligations, liabilities and commitments (fixed and contingent) of the Company as of the dates thereof, and the Company has no material obligations, liabilities or commitments (fixed or contingent) which were required to be set forth or reserved in the Financial Statements or notes thereto in accordance with GAAP and were not so set forth or reserved.

3.22 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the balance sheet included in the most recent Financial Statements filed with the SEC (the “Latest Balance Sheet Date”), the Company has:

(a) conducted its business only in the ordinary course;

(b) not waived or compromised any valuable right or material debt owed to it;

(c) not agreed, initiated or received notice of any material change to any contract or agreement by which the Company or any of its assets is or may be bound or subject;

(d) not suffered any material adverse change in its financial condition or results of operations;

(e) not incurred any material obligation, liability or commitment (fixed or contingent), except trade obligations in the ordinary course of business;

(f) not declared , set aside or paid any distribution in respect of any of the Company’s capital stock, or made any direct or indirect redemption, purchase, or other acquisition of any of such stock; and

(g) not sold, transferred or leased any of its assets or entered into any transaction other than in the ordinary course of business, except this Agreement.

3.23 TAX MATTERS.

(a) To the Company’s knowledge: (i) the Company has timely filed all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Company Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Company Returns are complete and accurate in all material respects; (iii) the Company has timely and properly paid all Taxes required to be paid by it; (iv) the Company has established on the Latest Balance Sheet Date, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) the Company has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties, including without limitation employees, and the payment thereof (including withholding of Taxes under Internal Revenue Code of 1986 (“Code”) Sections 1441 and 1442).

(b) For all purposes of this Agreement, the terms “Tax” and “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

(c) There are no liens for Taxes upon any assets of the Company, except liens for Taxes not yet due.

(d) No deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company regarding the application of the statute of limitations or time to file any Tax Return with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver, extension or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Company Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax audit or other proceeding, or, to the knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Company Returns. The Company does not expect the assessment of any additional Taxes of the Company for any period prior to the date hereof and has no knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company that would exceed the estimated reserves established on its books and records.

(e) At the Closing, (i) the Company will not be liable for taxes of any other person nor will it be under any contractual obligation to indemnify any person with respect to taxes, (ii) the Company will not be a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to taxes (iii) the Company will not be party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes (iv) the Company will not have agreed and will not be required, as a result of a change in method of accounting or otherwise, to include any adjustment under Code Section 481 (or any corresponding provision of state, local or foreign law) in taxable income. The Company is not required to file any tax returns in jurisdictions other than Connecticut and no claim has been made by a tax authority in a jurisdiction where the Company does not currently file tax returns, that the Company is or may be subject to taxation by that jurisdiction, (v) there will be no advance rulings in respect of any tax pending or issued by any tax authority with respect to any taxes of the Company, (v) the Company will not be a party to any gain recognition agreements under Code Section 367 and the Treasury Regulations promulgated thereunder, and (vi) the Company will not be liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes. The Company has not filed or been included in a combined, consolidated or unitary Tax return (or the substantial equivalent thereof) of any person.

(f) The Company has neither been a “distributing corporation” nor been a “controlled corporation” (within the meaning of Code Section 355) in a distribution of stock qualifying for tax-free treatment under Code Section 355.

(g) The Company has not, for the five (5) year period preceding the Closing, been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(h) There have been made available to the Purchasers true and complete copies of all Company tax returns with respect to taxes based on net income; and any other Company tax returns requested by the Purchasers that may be relevant to the Company or its respective business, assets or operations for any and all taxable periods ending before the date hereof; and for any other taxable years that remain subject to audit or investigation by any tax authority.

(i) The Company is a corporation or association taxable as a corporation for federal income tax purposes.

3.24 BROKERS OR FINDERS. Neither the Purchasers nor the Company have nor will incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees in connection with the transactions contemplated hereby.

3.25 DISCLOSURE. Neither this Agreement, nor any other written statement furnished to the Purchasers or their counsel in connection with the offer and sale of the Securities contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Purchasers in writing that, to the knowledge of the Company, materially adversely affects, the ability of the Company to perform this Agreement or the other actions contemplated herein.

3.26 PROPERTY. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. The Company does not lease any personal or real property and does not own any real property, other than the office space that it leases at 200 Connecticut Avenue, Norwalk Connecticut.

3.27 INTELLECTUAL PROPERTY. The Company neither owns nor licenses any material intellectual property.

3.28 ENVIRONMENTAL MATTERS. The Company is and has been in compliance with all laws, regulations, or other applicable requirements relating to (a) releases or threatened release of a any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”); (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances (collectively, “Environmental Laws”). There has been no release or threatened release of Hazardous Substances, on, upon, into or from any site previously owned, leased or otherwise used by the Company. There have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States. There not been any underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment have been used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, has been stored on, any site previously owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

The Purchasers hereby severally represent and warrant to the Company as follows:

4.1 BUSINESS AND FINANCIAL EXPERIENCE. Each Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of the Purchaser’s purchase of Securities as contemplated by this Agreement. Each Purchaser’s financial situation is such that he or it can afford to bear the economic risk of holding the Securities for an indefinite period of time and suffer complete loss of such Purchaser’s investment.

4.2 INVESTMENT INTENT; BLUE SKY. Each Purchaser is acquiring the Securities for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. Each Purchaser understands that the issuance of the Securities has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

4.3 RULE 144. Each Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, cessation of status as a “shell company” as defined pursuant to the Securities Act, the existence of a public market for the shares, the availability of certain current public information about the Company, required holding periods, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker”, and applicable volume limitations. The Company makes no representation as to the future availability of any exemption from such registration requirements.

4.4 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. Each Purchaser understands that the transfer of the Securities, if applicable, is restricted by applicable state and federal securities laws, and that the certificates representing the Securities will be imprinted with legends restricting transfer except in compliance therewith.

4.5 ACCESS TO COMPANY INFORMATION. Each Purchaser has had an opportunity to review and discuss the Company’s business, management and financial affairs with the Company’s management. Each Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company’s business. Each Purchaser has also had an opportunity to review all materials provided to them by the Company in connection with this Agreement and to ask questions of the officers of the Company.

4.6 AUTHORIZATION. All action on the part of each Purchaser, the Purchaser’s Board of Directors and stockholders or Trustees, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Securities, if applicable, and the performance of all of such Purchaser’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each Purchaser, shall constitute the valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution of this Agreement and consummation by Purchasers of the transactions on their part contemplated herein will not breach or violate any order or judgment of any court or governmental agency or any contract or agreement to which any of the Purchasers is a party or may be bound.

4.7 BROKERS OR FINDERS. The Company has not and will not incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby. Without limiting generality of the foregoing, the Purchasers shall pay and be solely responsible for, and shall indemnify and hold the Company harmless firm and against any claim relating to, any fees, compensation or remuneration due or owing to the Breckenridge Group and/or Robert G. Oliver.

4.8 NO VIOLATIONS, ETC. None of the Purchasers has had a criminal conviction; been the subject of any regulatory enforcement action or any civil order or judgment involving financial fraud or wrongdoing; or been denied or had revoked any license or permit involving securities or any financial business.

SECTION 5. CONDITIONS TO CLOSING OF THE PURCHASERS.

The Purchasers obligation to purchase the Securities is, unless waived in writing by the Purchasers, subject to the fulfillment as of the Closing Date of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company have been performed or complied with in all material respects.

5.3 CLOSING WORKING CAPITAL. The Negative Closing Working Capital of the Company shall not exceed $15,000. “Negative Closing Working Capital” means, as of the Closing, the amount Current Liabilities of the Company exceed the Current Assets of the Company. “Current Assets” means cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which the Company will not receive the benefit following the Closing, (b) deferred tax assets and (c) receivables from any of the Company’s affiliates, directors, employees, officers or stockholders and any of their respective affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. “Current Liabilities” means accounts payable (including, but not limited to fees for professional services payable to accountants), accrued taxes and accrued expenses, but excluding payables to any of the Company’s affiliates, directors, employees, officers or stockholders and any of their respective affiliates, deferred tax liabilities and the current portion of long term debt, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

5.4 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state to have been obtained prior to Closing for the offer and sale of the Securities.

5.5 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company executed by the President and Chief Executive Officer of the Company, dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 5.1and 5.2 of this Agreement.

5.6 BOARD OF DIRECTORS. The number of directors constituting the Board of Directors of the Company shall have become three (3) and the Board of Directors of the Company shall have irrevocably appointed and elected each of Frederick L. Farrar, Daniel R. Loftus and Fred J. Merritt (the “Continuing Directors”) to serve as directors of the company effective as of the Closing.

5.7 EMPLOYMENT AGREEMENTS. All of the Company’s employment agreements or relationships, written or oral, shall have been cancelled as of the Closing Date and the Company shall have no liability or obligation for severance, accrued vacation, bonus or other payment of any kind to any current or past employee of the Company.

5.8 REQUIRED NOTICE. The Company shall have properly prepared, filed with the SEC and dispatched to stockholders the Form 14f-1 and the 10-day period required by Rule 14f-1 shall have elapsed. Notwithstanding the foregoing, the Purchasers shall bear the costs and expenses of drafting, printing, mailing and filing the Form 14f-1.

5.9 RESIGNATIONS AND TERMINATIONS. Each of the Company’s officers and employees shall have resigned or been terminated in writing (and provided a full release of any and all liabilities against the Company) by the Company effective as of the Closing, and all members of the Board of Directors shall have delivered their written resignations from the Board of Directors, effective as of the Closing.

5.10 LEGAL OPINION. The Purchasers shall have received an opinion of Lev & Berlin, P.C., counsel to the Company covering such matters as Purchasers reasonably may request.

5.11 SHARE AND WARRANT CERTIFICATES. The Company (or its authorized transfer agent and registrar) shall have issued and delivered to the Purchasers certificates representing the Securities in accordance with this Agreement.

5.12 INVESTIGATION SATISFACTORY. The Purchasers shall be satisfied in all respects with the results of their investigation of the Company.

5.13 PROCEEDINGS. On or before the Closing Date, all actions, proceedings, instruments and documents required by, or on behalf of, the Company to execute, deliver and carry out this Agreement, and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Purchasers and their counsel.

5.14 NO MATERIAL EVENT. The Purchasers shall not have discovered any material error in, misstatement of or omission to disclose any material fact relating to the Company.

5.15 REPORTS AND RETURNS. The Company shall have filed its Form 10-K Annual Report for the fiscal year ended March 31, 2014 and such other periodic reports as may be required and shall have filed federal and state tax returns for such fiscal year to the extent required to be filed prior to the Closing.

SECTION 6. CONDITIONS TO CLOSING OF THE COMPANY.

The Company’s obligation to issue and sell and issue the Securities is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3 ZIMMERMAN CONSULTING ARRANGEMENT. The Company and Bernard Zimmerman & Co., Inc., a Connecticut corporation, shall have executed and delivered a Consulting Agreement in form and content reasonably satisfactory to the Company, the Purchasers and Bernard Zimmerman & Co., Inc.

6.4 INVESTMENT. The Escrow Agent shall have tendered, in the aggregate, at the Closing, the Purchase Price.

6.5 PROCEEDINGS. On or before the Closing Date, all actions, proceedings, instruments and documents, by or on behalf of the Purchasers to execute, deliver and carry out this Agreement and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Company and its counsel.

6.6 COMPLIANCE CERTIFICATE. The Purchasers shall have delivered to the Company a certificate executed by each of the Purchasers dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2.

6.7 REQUIRED NOTICE. The Company shall have properly prepared, filed with the SEC and dispatched to stockholders the Form 14f-1 and the 10-day period required by Rule 14f-1 shall have elapsed.

SECTION 7. COVENANTS OF THE COMPANY.

The Company hereby covenants and agrees for the benefit of the Purchasers as follows:

7.1 OTHER OFFERS. Pending consummation of the transactions contemplated herein, the Company shall not seek or solicit other purchasers of the Company or any equity interest in the Company or otherwise entertain any proposal therefor, subject, however, to the fiduciary responsibility of the Company’s Board of Directors.

7.2 REGULATORY REPORTS. As soon as practicable on or after the Effective Date, the Company shall file with the SEC and dispatch to its stockholders an information statement (the ”Form 14f-1”) satisfying all of the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder with respect to this Agreement and the transactions contemplated hereby. The Company shall prepare and file timely with the SEC, state securities departments and other applicable regulatory authorities, including FINRA, such other reports or other filings as may be required in connection with the transactions contemplated herein.

7.3 DISCLOSURE REVIEW. The Company will furnish to the Purchasers copies of all documents disclosing this Agreement, the transactions contemplated herein and other of the matters discussed herein that the Company proposes to file with the SEC, including all amendments, supplements or exhibits thereto. All such copies must be provided sufficiently in advance to provide a reasonable opportunity to review such document and comment thereon. The Company agrees not to file any document described in this Section 7.3 if a Purchaser has expressed its objection to such filing or the substance thereof. Notwithstanding this Section 7.3, if (i) no Purchaser has communicated an objection and (ii) three business days have elapsed since the date on which all Purchasers received a copy of a proposed filing, then the Company may file such document with the SEC.

SECTION 8. COVENANTS OF THE PURCHASERS.

The Purchasers hereby covenant and agree for the benefit of the Company as follows:

8.1 INVESTMENT REPRESENTATION. Each of the Purchasers represents and agrees that he or it is acquiring the Securities for investment for his or its sole account and not with a view towards the public distribution or resale thereof and shall not offer, sell, transfer or assign any of the Securities except in compliance with pertinent federal and state securities laws, rules and regulations. Each Purchaser acknowledges that an appropriate restrictive legend will be imprinted on the certificates for the Securities and the Company’s stock transfer agent shall be instructed to make appropriate notation on the Company’s stock transfer ledger.

8.2 COOPERATION. The Purchasers shall cooperate reasonably with the Company and provide such information as the Company or its counsel reasonably may request to prepare regulatory reports or other filings.

SECTION 9. REGISTRATION RIGHTS.

9.1 CHANGE IN CONTROL. If, at any time after the Closing but on before the four-year anniversary of the Closing Date, the Company either (i) enters into an agreement to complete a Change in Control (as defined below) or (ii) otherwise experiences a Change in Control, then, at any time thereafter, any Purchaser may request that the Company file a registration statement on Form S-1 or, if available, Form S-3, with respect to all of the Securities then outstanding. Each request for a registration from a Purchaser must specify the approximate number of Securities requested to be registered. Upon receipt of any such request, the Company will promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other Purchasers who shall then have 10 days from the date such separate notice is given to notify the Company in writing of their desire to be included in such registration. The Company will then cause a registration statement on the applicable form to be filed within 60 days after the date on which the initial request is given and will use its reasonable best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable thereafter. A Change in Control” includes (i) any person or group (other than a group composed exclusively of Purchasers) becoming the beneficial owner(s) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities, or (ii) the consummation of a reorganization, merger or consolidation of the Company, or a sale or other disposition (in one or more transactions) of all or substantially all of the assets of the Company.

9.2 PIGGYBACK REGISTRATION.

(a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement to be used may be used for any registration of Securities (a “Piggyback Registration”), the Company will give prompt written notice (in any event no later than 60 days prior to the filing of such registration statement) to the Purchasers of its intention to effect such a registration and, subject to Section 9.2(b), shall include in such registration all Securities with respect to which the Company has received written requests for inclusion from the Purchasers within 30 days after the Company’s notice has been given to each such Purchaser.

(b) If a Piggyback Registration is initiated as an underwritten offering and the managing underwriter advises the Company and the Purchasers (if any Purchasers have elected to include Securities in such registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by Purchasers, allocated pro rata among all such Purchasers on the basis of the number of Securities owned by each such Purchaser or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Securities), allocated among such holders in such manner as they may agree.

9.3 REGISTRATION PROCEDURE. If and whenever any Securities are registered pursuant to the provisions of this Section 9, the Company will use its best efforts to effect the registration and the sale of such Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as soon as practicable:

(a) subject to Section 9.1, prepare and file with the Commission a Registration Statement with respect to such Securities and use its reasonable best efforts to cause such registration statement to become effective;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Securities in accordance with the intended methods of disposition set forth in such registration statement;

(c) furnish to each Purchaser such number of copies of the Prospectus included in such registration statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Securities under such other securities or “blue sky” laws of such jurisdictions as any Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the disposition in such jurisdictions of the Securities owned by such Purchaser; provided, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 9.3(c);

(e) advise the Purchasers, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(f) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Securities contemplated hereby.

9.4 REGISTRATION EXPENSES. All expenses (other than selling expenses) incurred by the Company in complying with its obligations pursuant to this Section 9 and in connection with the registration and disposition of Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the Purchasers participating in such registration as a group shall be paid by the Company. All selling expenses relating to Securities registered pursuant to this Agreement shall be borne and paid by the Purchasers, in proportion to the number of Securities registered for each such Purchaser.

9.5 INDEMNIFICATION.

(a) The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Purchaser, including such Purchaser’s officers, directors, managers, members, partners, stockholders and affiliates, each underwriter, broker or any other person acting on behalf of such Purchaser and each other person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Purchaser expressly for use therein or by such Purchaser’s failure to deliver a copy of the registration statement, prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Purchaser with a sufficient number of copies of the same prior to any written confirmation of the sale of Securities.

(b) In connection with any registration in which a Purchaser participates, each such Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Purchasers and each person who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Purchaser; provided, that the obligation to indemnify shall be several, not joint and several, for each Purchaser and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Purchaser from the sale of Securities pursuant to such registration statement.

SECTION 10. MISCELLANEOUS.

10.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Connecticut without giving effect to conflict of laws provisions.

10.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and any other documents delivered pursuant hereto, including exhibits or schedules hereto constitute the full and entire understanding and agreement among the parties with regard to the subject hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.3 SPECIFIC PERFORMANCE. Unless proceeding with the Closing would violate the fiduciary responsibilities of its Board of Directors, if, at any point on or before July 15, 2014, the conditions specified in Section 6 of this Agreement have been satisfied and the Company fails or refuses to proceed with a Closing, then the Purchasers may seek specific performance of the Company’s obligations under this Agreement (in addition to any other remedies available under this Agreement), including but not limited to issuance and delivery of the Securities in accordance with Section 1; provided, however, that such action must be commenced the Purchasers within four months after such right of action arises.

10.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger or overnight express, addressed:

(a) if to the Purchasers to the address listed after such Purchaser’s name on Exhibit A or at such other address as such Purchaser shall have furnished to the Company with a copy to (which copy shall not constitute notice):

Faegre Baker Daniels LLP
90 South Seventh Street
2200 Wells Fargo Center
Minneapolis, MN 55402
Fax: 612-766-1600
Attention: Jonathan R. Zimmerman

(b) if to the Company, to:

Bernard Zimmerman, President
FCCC, Inc.
c/o Lev & Berlin, P.C.
200 Connecticut Avenue, 5th Floor
Norwalk, CT 06854
Fax: 203-854-1652

or at such other address as the Company shall have furnished to the Purchasers with a copy to (which copy shall not constitute notice):

Duane L. Berlin, Esq.
Lev & Berlin, P.C.
200 Connecticut Avenue, 5th Floor
Norwalk, CT 06854
Fax: 203-854-1652

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

10.5 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall nay waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.6 EXPENSES. Subject to Section 5.8 above, each party will pay all of their expenses , including without limitation counsel or other professional fees and disbursements but excluding any brokerage or finders’ fees or agents’ commissions or any similar charges, reasonably incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein (the “Expenses”).

10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

10.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.9 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.10 KNOWLEDGE CONVENTION. For all purposes of this Agreement, the term “knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A person other than an individual shall be deemed to have knowledge of a particular fact or other matter if the officers, directors or other management personnel of such person had knowledge of such fact or other matter.

10.11 SURVIVAL OF WARRANTIES. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

10.12 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as the case may be.

10.13 FURTHER ASSURANCES. Each party hereto agrees to do all acts and things, and to make, execute and delivery such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

The Company:

FCCC, INC.

By:	/s/ Bernard Zimmerman
Bernard Zimmerman
President and Chief Executive Officer

Purchasers:

By:	/s/ Frederick L. Farrar
Frederick L. Farrar

LFM Investments, Inc.

By:	/s/ Fred J. Merritt
Name:	Fred J. Merritt
Its:	President

CHAFRE, LLC

By:	/s/ Frederick L. Farrar
Name:	Frederick L. Farrar
Its:	Managing Member

By:	/s/ Charles E. Lanham
Charles E. Lanham

By:	/s/ Daniel R. Loftus
Daniel R. Loftus

[Signature Page to Securities Purchase Agreement]

Exhibit A
to Securities Purchase Agreement

Schedule of Purchasers

Purchaser	Shares

Frederick L. Farrar 3502 Woodview Trace, Suite 200 Indianapolis, IN 46268	525,000

LFM Investments, Inc. 1650 W. 106thSt. Indianapolis, IN 46032	500,000

Chafre, LLC 3502 Woodview Trace, Suite 200 Indianapolis, IN 46268	400,000

Charles E. Lanham 7564 Silver Pine Court Indianapolis, IN 46250	290,000

Daniel R. Loftus 5210 Heathrow Hill Drive Brentwood, TN 37027	185,000

Total:	1,900,00

[Signature Page to Securities Purchase Agreement]